Land Contracting Operation Rights Transfer Contract

Party A: Shibali Town Government of Qiaocheng District, Bozhou City
Party B: Anhui Sino-Green TCM Tech Development Co., Ltd.

To promote the development of TCM industry in Bozhou City, and strengthen the construction of standard quality TCM base, Global Pharm Holdings Group and Shibali Town Government have negotiated to reach this Contract based on the principle of equality and mutual benefits, in accordance with the laws and regulations of rural land contracting:

I.	Land transfer term, area and place

1.	The land transfer term is 10 years.
2.	Land transfer area:
From 2011 to 2013, the total land transfer area is 20,000 Chinese mu, including three phases:
1st phase: Land transfer of 2,000 Chinese mu on June 10, 2011;
2nd phase: Land transfer of 8,000 Chinese mu on Oct. 10, 2011/7/18;
3rd phase: Land transfer of 10,000 Chinese mu from 2012 to 2013.

3.	Land transfer place:
The land transfer place is located in Xuzhai Village, Yuji Village and Maying Village (North Administrative village to No. 311 National Highway), Shibali Town, Qiaocheng District, Bozhou City.

II.	Payment of land transfer fees

1.	The land transfer fees are: 450 kg/Chinese mu×price of wheat (Party B shall convert into cash according to the minimum price announced by relevant national department at that year).
The 1st phase transfer fee for 2,000 Chinese mu land shall be paid before May 20, 2011.
The 2nd phase transfer fee for 8,000 Chinese mu land shall be paid before Sep. 20, 2011.
The 3rd phase transfer fee for 10,000 Chinese mu land shall be paid in 2010.
2.	The deposit for land transfer is RMB 50,000/1,000 Chinese mu.

1st phase (2,000 Chinese mu): The deposit of RMB 10,0000 for 2,000 Chinese mu transfer land shall be paid within 10 days after signing this Contract; after transferring, the deposit shall be regarded as the land transfer fee automatically (the same below).

2nd phase (8,000 Chinese mu): The deposit of RMB 400,000 for 8,000 Chinese mu transfer land of October of 2011 shall be paid in July of 2011.

3rd phase (10,000 Chinese mu): The deposit of RMB 500,000 for 10,000 Chinese mu transfer land of 2012 to 2013 shall be paid in 2012.

III.	Others

1.	The agricultural infrastructure like channel, well and electricity shall be implemented by the local Agriculture Development Office according to the total planning of the sample area.
2.	The unsettled matters herein shall be supplemented through fair negotiation of the two parties, and the supplementary contents have the same legal effect with the Contract.
3.	After paying the deposit, the enterprise shall arrange the professional personnel within one week to coordinate the works with the village personnel.
4.	This Contract will take effect after signing of the two parties; the Contract has 5 copies, with Party A and Party B holding two respectively, and Bozhou Government Office holding one.

Party A: Shibali Town Government of Qiaocheng District, Bozhou City
Representative: Sun Wei

Party B: Anhui Sino-Green TCM Tech Development Co., Ltd.
Representative: Shao Dan

Date: Mar. 31, 2011